News

DENBURY RESOURCES TO PRESENT AT ENERGY CONFERENCES

PLANO, TX – June 5, 2017 – Denbury Resources Inc. (NYSE: DNR) (“Denbury” or the “Company”) today announced that Chris Kendall, President and Chief Operating Officer, will present at the Bank of America Merrill Lynch 2017 Energy Credit Conference on Tuesday, June 6, 2017, at 8:50 a.m. Eastern Time and the 2017 RBC Capital Markets Global Energy and Power Executive Conference on Wednesday, June 7, 2017, at 10:30 a.m. Eastern Time. An updated slide presentation that will accompany the conference presentations will be available in the investor relations section of the Company’s website at www.denbury.com.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. The Company’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations. For more information about Denbury, please visit www.denbury.com.

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DENBURY CONTACTS:
Mark C. Allen, Senior Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Investor Relations, 972.673.2383